As filed with the Securities and Exchange Commission on December 13, 2024

Registration No. 333-________

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

HENRY SCHEIN, INC.

(Exact name of registrant as specified in its charter)

Delaware	11-3136595
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

135 Duryea Road Melville, New York	11747
(Address of Principal Executive Offices)	(Zip code)

Henry Schein, Inc. Deferred Compensation Plan

(as amended and restated effective as of November 14, 2023)

(Full title of the plan)

Kelly Murphy, Esq.

Senior Vice President and General Counsel

Henry Schein, Inc.

135 Duryea Road

Melville, New York 11747

(Name and address of agent for service)

631-843-5500

(telephone number, including area code, of agent for service)

Copies of all communications to:

Michael E. Ellis, Esq.

Proskauer Rose LLP

Eleven Times Square

New York, New York 10036

212-969-3000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐	Smaller reporting company	☐

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

EXPLANATORY NOTE

This registration statement relates to the registration of $150,000,000 in unsecured obligations of Henry Schein, Inc. to pay deferred compensation in the future in accordance with the terms of the Henry Schein, Inc. Deferred Compensation Plan, as amended and restated effective as of November 14, 2023, and as subsequently amended.

Pursuant to General Instruction E to Form S-8, the following registration statement on Form S-8 previously filed by the Company with the Securities and Exchange Commission (the “SEC”) is incorporated by reference into this registration statement, except as the same may be modified by the information set forth herein:

File No.	Date
333-171400	December 23, 2010

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 8. Exhibits.

Exhibit Number	Description

4.1	Second Amended and Restated Certificate of Incorporation of Henry Schein, Inc. (Incorporated by reference to Exhibit 3.1 to our Current Report on Form 8-K filed on June 1, 2018)

4.2	Fourth Amended and Restated By-Laws of Henry Schein, Inc. (Incorporated by reference to Exhibit 3.1 to our Current Report on Form 8-K filed on March 24, 2023)

5.1	Opinion of Proskauer Rose LLP*

23.1	Consent of BDO USA, P.C.*

23.2	Consent of Proskauer Rose LLP (included in Exhibit 5.1)*

24.1	Powers of Attorney (included on signature page)

10.1	Henry Schein, Inc. Deferred Compensation Plan, as amended and restated effective as of November 14, 2023. (Incorporated by reference to Exhibit 10.1 to our Current Report on For 8-K filed on November 16, 2023)

107	Filing Fee Table*

*	filed herewith

1

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Melville, State of New York, on December 13, 2024.

HENRY SCHEIN, INC.

By:	/s/ Stanley M. Bergman
	Name:	Stanley M. Bergman
	Title:	Chairman and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS that each person whose signature appears below constitutes and appoints Stanley M. Bergman and Ronald N. South, and each of them, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, to act, without the other, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement on Form S-8 of Henry Schein, Inc., and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as full to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or either of them, or their substitutes may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed on December 13, 2024, by the following persons in the capacities indicated:

Signatures	Title

/s/ Stanley M. Bergman Stanley M. Bergman	Chairman and Chief Executive Officer (Principal Executive Officer)

/s/ Ronald N. South Ronald N. South	Senior Vice President and Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)

/s/ Mark E. Mlotek Mark E. Mlotek	Director, Executive Vice President and Chief Strategic Officer

/s/ Mohamad Ali Mohamad Ali	Director

/s/ Deborah Derby Deborah Derby	Director

/s/ Carole T. Faig Carole T. Faig	Director

/s/ Joseph L. Herring Joseph L. Herring	Director

/s/ Kurt P. Kuehn Kurt P. Kuehn	Director

/s/ Philip A. Laskawy Philip A. Laskawy	Director

/s/ Anne H. Margulies Anne H. Margulies	Director

/s/ Carol Raphael	Director
Carol Raphael

/s/ Scott Serota	Director
Scott Serota

/s/ Bradley T. Sheares, Ph.D. Bradley T. Sheares, Ph.D.	Director

/s/ Reed V. Tuckson, M.D., FACP	Director
Reed V. Tuckson, M.D., FACP